                                                                      Exhibit 12
                          Lockheed Martin Corporation
               Computation of Ratio of Earnings to Fixed Charges
                  For the Nine Months Ended September 30, 2001
                          (In millions, except ratio)

Earnings
Earnings from continuing operations before income taxes                                     $  822
Interest expense                                                                               549
Amortization of debt premium and discount, net                                                   1
Portion of rents representative of an interest factor                                           75
Losses and undistributed earnings of 50% and less than 50%
     owned companies, net                                                                       74
                                                                                            ------
Adjusted earnings from continuing operations before income taxes                            $1,521
                                                                                            ======
Fixed Charges
Interest expense                                                                            $  549
Amortization of debt premium and discount, net                                                   1
Portion of rents representative of an interest factor                                           75
Capitalized interest                                                                            --
                                                                                            ------
Total fixed charges                                                                         $  625
                                                                                            ======
Ratio of Earnings to Fixed Charges                                                             2.4
                                                                                            ======

                                       35